UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRIGHTSOURCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0836010
(State of incorporation or organization)	(IRS Employer Identification No.)

1999 Harrison Street, Suite 2150 Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-173686

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s registration statement on Form S-1 (File No.: 333-173686), as amended, originally filed with the Securities and Exchange Commission on April 22, 2011, under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRIGHTSOURCE ENERGY, INC.

Date: April 6, 2012	By:	/s/ John F. Jenkins-Stark
John F. Jenkins-Stark
Chief Financial Officer